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                                                                   EXHIBIT 23.2




                          CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Adobe Systems Incorporated:


     We consent to incorporation by reference of our report dated December 16, 1997, relating to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of November 28, 1997 and November 29, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended November 28, 1997, and the related schedule, which report appears in the November 28, 1997, annual report on Form 10-K of Adobe Systems Incorporated.

                                        /s/ KPMG PEAT MARWICK LLP


Mountain View, California
June 23, 1998